                                                                     EXHIBIT 5.1

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH  45201
                                        Employer Identification Number:
Date:  APR 06 1998                           74-2644120
                                        DLN:
IXC COMMUNICATIONS INC.                      17007233099007
C/O KIRK MALDONADO                      Person to Contact:
RIORDAN & MCKINZIE                           CINDY PERRY
695 TOWN CENTER DR STE 1500             Contact Telephone Number:
COSTA MESA, CA 92626                         (513) 241-5199
                                        Plan Name:
                                             IXC COMMUNICATIONS, INC.
                                             401(K) PLAN
                                        Plan Number:  002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated March 16, 1998. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on August 13, 1996.

     This determination letter is also applicable for the amendment(s) adopted on December 29, 1994.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of

IXC COMMUNICATIONS INC


demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465, and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

     Based on the information supplied, we have determined that your plan meets the requirements of section 401(k) of the Internal Revenue Code.

     This letter considers the amendments required by the Tax Reform Act of 1986, except as otherwise specified in this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,


                                        /s/ Myron Ranney
                                        ----------------------------------------
                                        Myron Ranney
                                        District Director
Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans